UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0656684
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.01 par value per share, of BG Staffing, Inc. The information required by this Item 1 is incorporated herein by reference to the information set forth under the section entitled “Description of Capital Stock” in the Prospectus filed on April 8, 2014 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.

Item 2	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BG STAFFING, INC.

Date: October 22, 2014		/s/ Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary